Exhibit 32.1
SECTION 1350 CERTIFICATIONS
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Orion Group Holdings, Inc (the “Company”) on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Mark R. Stauffer and Robert L. Tabb, Chief Executive Officer and Interim Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1)	T he Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Mark R. Stauffer
March 26, 2019	Mark R. Stauffer
President and Chief Executive Officer

By:	/s/ Robert L. Tabb
March 26, 2019	Robert L. Tabb
Interim Chief Financial Officer